American Realty Investors, Inc. 10-K

EXHIBIT 21.1

AMERICAN REALTY INVESTORS, INC.

SUBSIDIARIES OF THE REGISTRANT

The following is a list of all subsidiaries of and partnership interests of American Realty Investors, Inc., the percentage of ownership and the state or other jurisdiction of organization or incorporation as of December 31, 2018. Partnership and limited liability company ownership includes ownership held through one or more subsidiaries.

Corporations
Name of Entity	Ownership	Jurisdiction

ART Edina, Inc.	100.0%	Nevada
EQK Holdings, Inc.	100.0%	Nevada
ART Elm Fork Ranch, Inc.	100.0%	Nevada
ART Florentina, Inc.	100.0%	Nevada
ART GNB, Inc.	100.0%	Nevada
ART Lake Chateau, Inc.	100.0%	Nevada
EQK Port Olpenitz, Inc.	100.0%	Nevada
Halona Partners AG	100.0%	Switzerland
Euro Immo Invest GmbH	100.0%	Germany
Port Olpenitz GMBH	90.0%	Germany
EQK Portage, Inc.	100.0%	Nevada
Transcontinental Realty Acquisition Corporation (note 1)	100.0%	Nevada
Transcontinental Realty Investors, Inc.	15.9%	Nevada
Transcontinental Realty Investors, Inc.	65.0%	Nevada

LLC interests (including direct and indirect ownership through subsidiaries)
Name of Entity	Ownership	Jurisdiction

ATI Mineral Holdings, LLC	35.76%	Nevada
Trinity East Energy, LLC	8.76%	Texas
EQK Holdings, LLC	100.00%	Nevada
EQK Texas Plaza Land, LLC	100.00%	Nevada
Gruppa Florentina, LLC	20.00%	California
Valwood Acres, LLC	100.00%	Nevada

Partnership interests (including direct and indirect ownership through subsidiaries)
Name of Entity	Ownership	Jurisdiction

Cross County National Associates, LP	100.00%	Illinois
Edina Park Plaza Associates Limited Partnership	100.00%	Texas
Elm Fork Ranch Partners, LTD	100.00%	Texas
Garden Whispering Pines, LP	100.00%	Delaware

Note 1: Transcontinental Realty Investors, Inc., a Nevada corporation “TCI”, is also a subsidiary of the Registrant through the ownership of approximately 77.68% of the outstanding common stock of TCI by the Registrant and Transcontinental Realty Acquisition Corporation. A list of all subsidiaries and partnership interests of TCI is filed as an exhibit to TCI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (the “TCI Form 10-K”) which was filed with the Commission on April 1, 2019 which exhibit is incorporated by reference herein.

Note 2: Income Opportunity Realty Investors, Inc., a Nevada corporation “IOR”, is also an indirect subsidiary of the Registrant through the ownership of approximately 81.25% of the outstanding common stock of IOR by Transcontinental Realty Investors, Inc. (see note 1). A list of all subsidiaries and partnership interests of IOR is filed as an exhibit to IOR’s annual Report on Form 10-K for the fiscal year ended December 31, 2018 which was filed with the Commission on April 1, 2019 which exhibit is incorporated by reference herein.